EXHIBIT 21.1
                        SUBSIDIARY COMPANIES AND STATE OR
                         JURISDICATION OF INCORPORATION


All Oceans Drilling B.V.                      Netherlands                 100%
Alpha Offshore Drilling Services              Cayman Islands, B.W.I.      100%
Atwood Drilling Inc.                          Delaware                    100%
Atwood Offshore Inc.                          Delaware                    100%
Atwood Hunter Co.                             Delaware                    100%
Atwood Oceanics Australia Pty. Ltd.           Australia                   100%
Atwood Oceanics Drilling Company              Texas                       100%
Atwood Oceanics Drilling Pty. Ltd.            Australia                   100%
Atwood Oceanics International, S.A.           Panama                      100%
Atwood Oceanics (M) Sdn. Bhd.                 Malaysia                    100%
Atwood Oceanics (NZ) Limited                  New Zealand                 100%
Atwood Oceanics Pacific Limited               Cayman Islands B.W.I.       100%
Atwood Oceanics Platforms Pty. Ltd.           Australia                   100%
Atwood Oceanics Service Pty. Ltd.             Australia                   100%
Atwood Oceanics West Tuna Pty. Ltd.           Australia                   50%
Aurora Offshore Service GmbH                  Germany                     100%
Clearways Drilling (M) Sdn. Bhd.              Malaysia                    30%
Clearways Offshore Development
     Drilling Sdn. Bhd.                       Malaysia                    30%
Deep Seas Drilling Pty. Ltd.                  Australia                   100%
Drillquest (M) Sdn. Bhd.                      Malaysia                    90%
Eagle Oceanics, Inc.                          Delaware                    100%
Oceandril (M) Sdhn. Bhd.                      Malaysia                    90%
PT Pentawood Offshore Drilling                Indonesia                   80%
Swiftdrill, Inc.                              Texas                       100%
Swiftdrill Nigeria Limited                    Nigeria                     60%